Cathay General Bancorp Announces Net Income of $29.9 Million, or $0.33 Per Share, For the Second Quarter 2012

LOS ANGELES, July 17, 2012 /PRNewswire/ -- Cathay General Bancorp (the "Company," NASDAQ: CATY), the holding company for Cathay Bank, today announced results for the second quarter of 2012.

FINANCIAL PERFORMANCE

	Second Quarter
	2012	2011
Net income	$29.9 million	$24.3 million
Net income available to common stockholders	$25.7 million	$20.2 million
Basic earnings per common share	$0.33	$0.26
Diluted earnings per common share	$0.33	$0.26
Return on average assets	1.13%	0.91%
Return on average total stockholders' equity	7.72%	6.64%
Efficiency ratio	53.21%	50.03%

SECOND QUARTER HIGHLIGHTS

  Improved profitability – Second quarter net income was $29.9 million, an increase of $5.6 million, or 22.9%, compared to net income of $24.3 million in the same quarter a year ago.
  Net recoveries – Net recoveries of loans were $2.6 million in the second quarter of 2012, compared to net charge-offs of $21.8 million the same quarter a year ago and compared to net charge-offs of $8.1 million in the first quarter of 2012.

"We are pleased with the net recoveries achieved in the second quarter of 2012. We were also pleased with the 22% annualized rate of growth in commercial loans during the second quarter of 2012," commented Dunson Cheng, Chairman of the Board, Chief Executive Officer, and President of the Company.

"Our focus on core deposit generation resulted in core deposits increasing at an annualized rate of 14% in the second quarter of 2012, another good quarter for core deposit generation," said Peter Wu, Executive Vice Chairman and Chief Operating Officer.

"We expect solid loan growth in the second half in all major loan categories, excluding construction loans," concluded Dunson Cheng.

INCOME STATEMENT REVIEW

Net income available to common stockholders for the quarter ended June 30, 2012, was $25.7 million, an increase of $5.5 million, or 27.5%, compared to a net income available to common stockholders of $20.2 million for the same quarter a year ago. Diluted earnings per share available to common stockholders for the quarter ended June 30, 2012, was $0.33 compared to $0.26 for the same quarter a year ago due primarily to decreases in the provision for credit losses, decreases in prepayment penalties on the repayment of Federal Home Loan Bank ("FHLB") advances and securities sold under agreements to repurchase, increases in net interest income, and decreases in FDIC assessments which were partially offset by decreases in gains on sales of securities, increases in other real estate owned ("OREO") expense, increases in salaries and employee benefits, and increases in professional service expenses.

Return on average stockholders' equity was 7.72% and return on average assets was 1.13% for the quarter ended June 30, 2012, compared to a return on average stockholders' equity of 6.64% and a return on average assets of 0.91% for the same quarter a year ago.

Net interest income before provision for credit losses

Net interest income before provision for credit losses increased $805,000, or 1.0%, to $79.1 million during the second quarter of 2012 compared to $78.3 million during the same quarter a year ago. The increase was due primarily to the decrease in rates paid on time certificates of deposit and the prepayment of FHLB advances and maturities of securities sold under agreements to repurchase.

The net interest margin, on a fully taxable-equivalent basis, was 3.24% for the second quarter of 2012, a decrease of 9 basis points from 3.33% for the first quarter of 2012, and an increase of 5 basis points from 3.19% for the second quarter of 2011. The decrease in the rate on interest bearing deposits and the prepayment of FHLB advances and decreases in securities sold under agreements to repurchase contributed to the increase in the net interest margin from the same quarter a year ago.

For the second quarter of 2012, the yield on average interest-earning assets was 4.39%, on a fully taxable-equivalent basis, the cost of funds on average interest-bearing liabilities equaled 1.45%, and the cost of interest bearing deposits was 0.80%. In comparison, for the second quarter of 2011, the yield on average interest-earning assets was 4.65%, on a fully taxable-equivalent basis, the cost of funds on average interest-bearing liabilities equaled 1.77%, and the cost of interest bearing deposits was 1.05%. The interest spread, defined as the difference between the yield on average interest-earning assets and the cost of funds on average interest-bearing liabilities, increased 6 basis points to 2.94% for the quarter ended June 30, 2012, from 2.88% for the same quarter a year ago, primarily due to the reasons discussed above.

Provision for credit losses

The provision for credit losses was a credit of $5.0 million for the second quarter of 2012 compared to a credit of $4.0 million for the first quarter of 2012 and a charge of $10.0 million in the same quarter a year ago. The provision for credit losses was based on the review of the adequacy of the allowance for loan losses at June 30, 2012. The provision or reversal for credit losses represents the charge against or benefit toward current earnings that is determined by management, through a credit review process, as the amount needed to establish an allowance that management believes to be sufficient to absorb credit losses inherent in the Company's loan portfolio, including unfunded commitments. The following table summarizes the charge-offs and recoveries for the periods indicated:

	For the three months ended June 30,		For the six months ended June 30,
	2012	2011	2012	2011
	(In thousands)
Charge-offs:
Commercial loans	$ 2,133	$ 8,618	$ 7,092	$ 9,996
Construction loans- residential	251	4,541	391	7,426
Construction loans- other	-	66	735	3,429
Real estate loans (1)	1,983	13,614	10,910	18,559
Real estate- land loans	25	82	99	486
Installment and other loans	-	-	25	-
Total charge-offs	4,392	26,921	19,252	39,896
Recoveries:
Commercial loans	153	280	899	1,055
Construction loans- residential	1,364	3,001	3,263	3,661
Construction loans- other	227	-	1,885	227
Real estate loans (1)	4,836	1,295	6,467	2,239
Real estate- land loans	373	588	1,166	593
Installment and other loans	-	-	3	-
Total recoveries	6,953	5,164	13,683	7,775
Net (recoveries)/charge-offs	$ (2,561)	$ 21,757	$ 5,569	$ 32,121

(1) Real estate loans include commercial mortgage loans, residential mortgage loans and equity lines.

Non-interest income

Non-interest income, which includes revenues from depository service fees, letters of credit commissions, securities gains (losses), gains (losses) on loan sales, wire transfer fees, and other sources of fee income, was $9.9 million for the second quarter of 2012, a decrease of $2.6 million, or 20.9%, compared to $12.5 million for the second quarter of 2011. The decrease in non-interest income in the second quarter of 2012 was primarily due to decreases of $2.8 million from gains on sale of securities and decreases of $923,000 in gains on sales of loans offset by a $954,000 increase in net gains on interest rate swap agreements and a $224,000 increase in letters of credit commissions.

Non-interest expense

Non-interest expense increased $1.9 million, or 4.3%, to $47.3 million in the second quarter of 2012 compared to $45.4 million in the same quarter a year ago. The efficiency ratio was 53.21% in the second quarter of 2012 compared to 50.03% for the same quarter a year ago due primarily to increases in OREO expenses and lower gains on sale of securities.

OREO expenses increased to $7.1 million in the second quarter of 2012 compared to $2.3 million in the same quarter a year ago primarily due to increases in provisions for OREO write-down of $2.4 million, increases in OREO expenses of $1.5 million, and decreases of $938,000 in gains from sales and transfers of OREO. Salaries and employee benefits increased $2.4 million, or 13.8% in the second quarter of 2012 compared to the same quarter a year ago primarily due to increases in incentive compensation and the hiring of new employees. Marketing expense increased $666,000 primarily due to increases in media and promotion expenses, and contributions to Cathay Bank Foundation.

Offsetting the above increases were prepayment penalties of $5.2 million in the second quarter of 2011 compared to none during the second quarter of 2012. FDIC assessment decreased $934,000, or 32.2%, to $2.0 million in the second quarter of 2012 from $2.9 million for the same quarter a year ago.

Income taxes

The effective tax rate for the second quarter of 2012 was 35.8% compared to 31.0% in the second quarter of 2011. The effective tax rate includes the impact of the utilization of low income housing tax credits and the recognition of other tax credits.

BALANCE SHEET REVIEW

Gross loans, excluding loans held for sale, were $7.04 billion at June 30, 2012, an increase of $135.0 million, or 2.0%, from $6.91 billion at March 31, 2012, primarily due to a $100.9 million, or 5.5% increases in commercial loans. Gross loans, excluding loans held for sale, were $7.04 billion at June 30, 2012, a decrease of $15.5 million, or 0.2%, from $7.06 billion at December 31, 2011, primarily due to a decrease of $53.5 million, or 1.4%, in commercial real estate loans, a decrease of $57.3 million, or 24.1%, in construction loans offset by an increase of $77.4 million, or 4.1%, in commercial loans and an increase of $29.7 million, or 3.1%, in residential mortgage loans. The changes in loan composition from December 31, 2011, are presented below:

Type of Loans:	June 30, 2012	December 31, 2011	% Change
	(Dollars in thousands)
Commercial loans	$ 1,945,720	$ 1,868,275	4
Residential mortgage loans	1,001,976	972,262	3
Commercial mortgage loans	3,695,440	3,748,897	(1)
Equity lines	203,788	214,707	(5)
Real estate construction loans	180,086	237,372	(24)
Installment & other loans	16,673	17,699	(6)

Gross loans	$ 7,043,683	$ 7,059,212	(0)

Allowance for loan losses	(192,274)	(206,280)	(7)
Unamortized deferred loan fees	(8,855)	(8,449)	5

Total loans, net	$ 6,842,554	$ 6,844,483	(0)
Loans held for sale	$ 500	$ 760	(34)

Total deposits were $7.4 billion at June 30, 2012, an increase of $155.1 million, or 2.1%, from $7.2 billion at December 31, 2011, primarily due to a $97.9 million, or 9.1%, increase in non-interest bearing demand deposits, a $48.6 million, or 10.8%, increase in NOW deposits, a $68.8 million, or 7.2%, increase in money market deposits, a $24.1 million, or 5.7% increase in savings deposits, and a $53.2 million, or 6.4%, increase in time deposits under $100,000 offset by a $137.5 million, or 3.9%, decrease in time deposits of $100,000 or more. The changes in deposit composition from December 31, 2011, are presented below:

Deposits	June 30, 2012	December 31, 2011	% Change
	(Dollars in thousands)
Non-interest-bearing demand deposits	$ 1,172,622	$ 1,074,718	9
NOW deposits	500,220	451,541	11
Money market deposits	1,020,304	951,516	7
Savings deposits	444,083	420,030	6
Time deposits under $100,000	886,176	832,997	6
Time deposits of $100,000 or more	3,360,828	3,498,329	(4)
Total deposits	$ 7,384,233	$ 7,229,131	2

ASSET QUALITY REVIEW

At June 30, 2012, total non-accrual portfolio loans, excluding loans held for sale, were $122.8 million, a decrease of $78.4 million, or 39.0%, from $201.2 million at December 31, 2011, and a decrease of $133.6 million, or 52.1%, from $256.4 million at June 30, 2011.

The allowance for loan losses was $192.3 million and the allowance for off-balance sheet unfunded credit commitments was $1.5 million at June 30, 2012, and represented the amount believed by management to be sufficient to absorb credit losses inherent in the loan portfolio, including unfunded commitments. The allowance for credit losses, the sum of allowance for loan losses and for off-balance sheet unfunded credit commitments, was $193.8 million at June 30, 2012, compared to $208.3 million at December 31, 2010, a decrease of $14.5 million, or 7.0%. The allowance for credit losses represented 2.75% of period-end gross loans, excluding loans held for sale, and 156.8% of non-performing portfolio loans at June 30, 2012. The comparable ratios were 2.95% of period-end gross loans, excluding loans held for sale, and 100.2% of non-performing portfolio loans at December 31, 2011. The changes in the Company's non-performing assets and troubled debt restructurings at June 30, 2012, compared to December 31, 2011, and June 30, 2011, are highlighted below:

(Dollars in thousands)	June 30, 2012	December 31, 2011	% Change	June 30, 2011	% Change
Non-performing assets
Accruing loans past due 90 days or more	$ 746	$ 6,726	(89)	$ -	100
Non-accrual loans:
Construction- residential loans	4,828	25,288	(81)	41,030	(88)
Construction- non-residential loans	7,118	20,724	(66)	29,419	(76)
Land loans	7,410	10,975	(32)	14,209	(48)
Commercial real estate loans, excluding land loans	63,220	96,809	(35)	122,092	(48)
Commercial loans	25,716	30,661	(16)	34,350	(25)
Residential mortgage loans	14,530	16,740	(13)	15,319	(5)
Total non-accrual loans:	$ 122,822	$ 201,197	(39)	$ 256,419	(52)
Total non-performing loans	123,568	207,923	(41)	256,419	(52)
Other real estate owned	74,463	92,713	(20)	74,233	0
Total non-performing assets	$ 198,031	$ 300,636	(34)	$ 330,652	(40)
Accruing troubled debt restructurings (TDRs)	$ 153,249	$ 120,016	28	$ 116,327	32
Non-accrual loans held for sale	$ 500	$ 760	(34)	$ 1,637	(69)

Allowance for loan losses	$ 192,274	$ 206,280	(7)	$ 229,900	(16)
Allowance for off-balance sheet credit commitments	1,505	2,069	(27)	1,547	(3)
Allowance for credit losses	$ 193,779	$ 208,349	(7)	$ 231,447	(16)

Total gross loans outstanding, at period-end (1)	$ 7,043,683	$ 7,059,212	(0)	$ 6,922,157	2

Allowance for loan losses to non-performing loans, at period-end (2)	155.60%	99.21%		89.66%
Allowance for loan losses to gross loans, at period-end (1)	2.73%	2.92%		3.32%

(1) Excludes loans held for sale at period-end.
(2) Excludes non-accrual loans held for sale at period-end.

Troubled debt restructurings on accrual status totaled $153.2 million at June 30, 2012, compared to $120.0 million at December 31, 2011. These loans are classified as troubled debt restructurings as a result of granting a concession to borrowers who are experiencing financial difficulties. The concessions may be granted in various forms, including a change in the stated interest rate, a reduction in the loan balance or accrued interest, or an extension of the maturity date that causes a significant delay in payment. Although these loan modifications are considered troubled debt restructurings under Accounting Standard Codification 310-40 and Accounting Standard Update 2011-02, these loans have been performing under the restructured terms and have demonstrated sustained performance under the modified terms. The sustained performance considered by management includes the periods prior to the modification if the prior performance met or exceeded the modified terms as well as cash paid to set up interest reserves.

The ratio of non-performing assets, excluding non-accrual loans held for sale, to total assets was 1.9% at June 30, 2012, compared to 2.8% at December 31, 2011. Total non-performing portfolio assets decreased $102.6 million, or 34.1%, to $198.0 million at June 30, 2012, compared to $300.6 million at December 31, 2011, primarily due to a $78.4 million decrease in non-accrual loans, a $18.3 million decrease in OREO, and a $6.0 million decrease in accruing loans past due 90 days or more.

CAPITAL ADEQUACY REVIEW

At June 30, 2012, the Company's Tier 1 risk-based capital ratio of 16.91%, total risk-based capital ratio of 18.82%, and Tier 1 leverage capital ratio of 13.30%, continue to place the Company in the "well capitalized" category for regulatory purposes, which is defined as institutions with a Tier 1 risk-based capital ratio equal to or greater than 6%, a total risk-based capital ratio equal to or greater than 10%, and a Tier 1 leverage capital ratio equal to or greater than 5%. At December 31, 2011, the Company's Tier 1 risk-based capital ratio was 15.97%, total risk-based capital ratio was 17.85%, and Tier 1 leverage capital ratio was 12.93%.

YEAR-TO-DATE REVIEW

Net income attributable to common stockholders was $50.5 million, an increase of $12.3 million, or 32.5%, compared to net income attributable to common stockholders of $38.2 million for the same period a year ago due primarily to decreases in the provision for loan losses, decreases in prepayment penalties on the repayment of FHLB advances and the prepayment of securities sold under an agreement to repurchase, increases in net interest income, and decreases in FDIC assessments, which were partially offset by increases in income tax expenses, increases in OREO expenses, decreases in gains on sale of securities, and increases in salaries and incentive compensation expense. Diluted earnings per share was $0.64 compared to $0.49 per share for the same period a year ago. The net interest margin for the six months ended June 30, 2012, increased 15 basis points to 3.28% compared to 3.13% for the same period a year ago.

Return on average stockholders' equity was 7.67% and return on average assets was 1.12% for the six months ended June 30, 2012, compared to a return on average stockholders' equity of 6.42% and a return on average assets of 0.87% for the same period of 2011. The efficiency ratio for the six months ended June 30, 2012, was 53.35% compared to 52.21% for the same period a year ago.

CONFERENCE CALL

Cathay General Bancorp will host a conference call this afternoon to discuss its second quarter of 2012 financial results. The call will begin at 3:00 p.m. Pacific Time. Analysts and investors may dial in and participate in the question-and-answer session. To access the call, please dial 1-866-202-3048 and enter Participant Passcode 91715143. A listen-only live Webcast of the call will be available at www.cathaygeneralbancorp.com and a recorded version is scheduled to be available for replay for 12 months after the call.

ABOUT CATHAY GENERAL BANCORP

Cathay General Bancorp is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. Cathay Bank currently operates 31 branches in California, eight branches in New York State, one in Massachusetts, two in Texas, three in Washington State, three in the Chicago, Illinois area, one in New Jersey, one in Hong Kong, and a representative office in Shanghai and in Taipei. Cathay Bank's website is found at http://www.cathaybank.com. Cathay General Bancorp's website is found at http://www.cathaygeneralbancorp.com. Information set forth on such websites is not incorporated into this press release.

FORWARD-LOOKING STATEMENTS AND OTHER NOTICES

Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995 regarding management's beliefs, projections, and assumptions concerning future results and events. These forward-looking statements may include, but are not limited to, such words as "aims," "anticipates," "believes," "can," "could," "estimates," "expects," "hopes," "intends," "may," "plans," "projects," "seeks," "shall," "should," "will," "predicts," "potential," "continue," "possible," "optimistic," and variations of these words and similar expressions. Forward-looking statements are based on estimates, beliefs, projections, and assumptions of management and are not guarantees of future performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from U.S. and international business and economic conditions; credit risks of lending activities and deterioration in asset or credit quality; current and potential future supervisory action by federal supervisory authorities; increased costs of compliance and other risks associated with changes in regulation and the current regulatory environment, including the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), and the potential for substantial changes in the legal, regulatory, and enforcement framework and oversight applicable to financial institutions in reaction to recent adverse financial market events, including changes pursuant to the Dodd-Frank Act; potential goodwill impairment; liquidity risk; fluctuations in interest rates; inflation and deflation; risks associated with acquisitions and the expansion of our business into new markets; real estate market conditions and the value of real estate collateral; environmental liabilities; the effect of repeal of the federal prohibition on payment of interest on demand deposit accounts; our ability to compete with larger competitors; the possibility of higher capital requirements, including implementation of the Basel III capital standards of the Basel Committee; our ability to retain key personnel; successful management of reputational risk; natural disasters and geopolitical events; general economic or business conditions in California, Asia, and other regions where Cathay Bank has operations; restrictions on compensation paid to our executives as a result of our participation in the TARP Capital Purchase Program; failures, interruptions, or security breaches of systems or data breaches; our ability to adapt our systems to technological changes, including successfully implementing our core system conversion; changes in accounting standards or tax laws and regulations; market disruption and volatility; restrictions on dividends and other distributions by laws and regulations and by our regulators and our capital structure; successfully raising additional capital, if needed, and the resulting dilution of interests of holders of our common stock; and the soundness of other financial institutions.

These and other factors are further described in Cathay General Bancorp's Annual Report on Form 10-K for the year ended December 31, 2011 (Item 1A in particular), other reports filed with the Securities and Exchange Commission ("SEC"), and other filings Cathay General Bancorp makes with the SEC from time to time. Actual results in any future period may also vary from the past results discussed in this press release. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements, which speak to the date of this press release. Cathay General Bancorp has no intention and undertakes no obligation to update any forward-looking statement or to publicly announce any revision of any forward-looking statement to reflect future developments or events, except as required by law.

Cathay General Bancorp's filings with the SEC are available at the website maintained by the SEC at http://www.sec.gov, or by request directed to Cathay General Bancorp, 9650 Flair Drive, El Monte, California 91731, Attention: Investor Relations (626) 279-3286.

CATHAY GENERAL BANCORP CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)

	Three months ended June 30,			Six months ended June 30,
(Dollars in thousands, except per share data)	2012	2011	% Change	2012	2011	% Change

FINANCIAL PERFORMANCE
Net interest income before provision for credit losses	$ 79,120	$ 78,315	1	$ 159,771	$ 153,420	4
Provision/(reversal) for credit losses	(5,000)	10,000	(150)	(9,000)	16,000	(156)
Net interest income after provision for credit losses	84,120	68,315	23	168,771	137,420	23
Non-interest income	9,852	12,453	(21)	18,683	25,079	(26)
Non-interest expense	47,342	45,410	4	95,213	93,193	2
Income before income tax expense	46,630	35,358	32	92,241	69,306	33
Income tax expense	16,619	10,906	52	33,166	22,640	46
Net income	30,011	24,452	23	59,075	46,666	27
Net income attributable to noncontrolling interest	150	150	-	301	301	-
Net income attributable to Cathay General Bancorp	$ 29,861	$ 24,302	23	$ 58,774	$ 46,365	27
Dividends on preferred stock	(4,121)	(4,107)	0	(8,238)	(8,212)	0
Net income attributable to common stockholders	$ 25,740	$ 20,195	27	$ 50,536	$ 38,153	32

Net income attributable to common stockholders per common share:
Basic	$ 0.33	$ 0.26	27	$ 0.64	$ 0.49	31
Diluted	$ 0.33	$ 0.26	27	$ 0.64	$ 0.49	31
	.
Cash dividends paid per common share	$ 0.01	$ 0.01	$ -	$ 0.02	$ 0.02	$ -

SELECTED RATIOS
Return on average assets	1.13%	0.91%	24	1.12%	0.87%	29
Return on average total stockholders' equity	7.72%	6.64%	16	7.67%	6.42%	19
Efficiency ratio	53.21%	50.03%	6	53.35%	52.21%	2
Dividend payout ratio	2.64%	3.24%	(19)	2.68%	3.39%	(21)

YIELD ANALYSIS (Fully taxable equivalent)
Total interest-earning assets	4.39%	4.65%	(6)	4.47%	4.64%	(4)
Total interest-bearing liabilities	1.45%	1.77%	(18)	1.48%	1.83%	(19)
Net interest spread	2.94%	2.88%	2	2.99%	2.81%	6
Net interest margin	3.24%	3.19%	2	3.28%	3.13%	5

CAPITAL RATIOS	June 30, 2012	June 30, 2011	December 31, 2011	Well Capitalized Requirements	Minimum Regulatory Requirements
Tier 1 risk-based capital ratio	16.91%	15.75%	15.97%	6.0%	4.0%
Total risk-based capital ratio	18.82%	17.67%	17.85%	10.0%	8.0%
Tier 1 leverage capital ratio	13.30%	12.19%	12.93%	5.0%	4.0%

CATHAY GENERAL BANCORP CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share data)	June 30, 2012	December 31, 2011	% change

Assets
Cash and due from banks	$ 134,744	$ 117,888	14
Short-term investments and interest bearing deposits	513,636	294,956	74
Securities purchased under agreements to resell	10,000	-	100
Securities held-to-maturity (market value of $1,073,077 in 2012 and $1,203,977 in 2011)	1,019,977	1,153,504	(12)

Securities available-for-sale (amortized cost of $1,173,146 in 2012 and $1,309,521 in 2011)	1,166,783	1,294,478	(10)

Trading securities	104,465	4,542	2,200
Loans held for sale	500	760	(34)
Loans	7,043,683	7,059,212	(0)
Less: Allowance for loan losses	(192,274)	(206,280)	(7)
Unamortized deferred loan fees, net	(8,855)	(8,449)	5
Loans, net	6,842,554	6,844,483	(0)
Federal Home Loan Bank stock	47,966	52,989	(9)
Other real estate owned, net	74,463	92,713	(20)
Affordable housing investments, net	83,835	78,358	7
Premises and equipment, net	104,255	105,961	(2)
Customers' liability on acceptances	40,714	37,300	9
Accrued interest receivable	29,547	32,226	(8)
Goodwill	316,340	316,340	-
Other intangible assets, net	9,147	11,598	(21)
Other assets	162,257	206,768	(22)

Total assets	$ 10,661,183	$ 10,644,864	0

Liabilities and Stockholders' Equity
Deposits
Non-interest-bearing demand deposits	$ 1,172,622	$ 1,074,718	9
Interest-bearing deposits:
NOW deposits	500,220	451,541	11
Money market deposits	1,020,304	951,516	7
Savings deposits	444,083	420,030	6
Time deposits under $100,000	886,176	832,997	6
Time deposits of $100,000 or more	3,360,828	3,498,329	(4)
Total deposits	7,384,233	7,229,131	2

Securities sold under agreements to repurchase	1,400,000	1,400,000	-
Advances from the Federal Home Loan Bank	21,200	225,000	(91)
Other borrowings from financial institutions	-	880	(100)
Other borrowings for affordable housing investments	18,834	18,920	(0)
Long-term debt	171,136	171,136	-
Acceptances outstanding	40,714	37,300	9
Other liabilities	52,062	46,864	11
Total liabilities	9,088,179	9,129,231	(0)
Commitments and contingencies	-	-	-
Stockholders' Equity
Preferred stock, 10,000,000 shares authorized, 258,000 issued and outstanding in 2012 and 2011	252,780	250,992	1
Common stock, $0.01 par value, 100,000,000 shares authorized, 82,927,085 issued and 78,719,520 outstanding at June 30, 2012, and 82,860,122 issued and 78,652,557 outstanding at December 31, 2011	829	829	-
Additional paid-in-capital	767,218	765,641	0
Accumulated other comprehensive loss, net	(3,688)	(8,732)	58
Retained earnings	673,154	624,192	8
Treasury stock, at cost (4,207,565 shares at June 30, 2012, and at December 31, 2011)	(125,736)	(125,736)	-

Total Cathay General Bancorp stockholders' equity	1,564,557	1,507,186	4
Noncontrolling interest	8,447	8,447	-
Total equity	1,573,004	1,515,633	4
Total liabilities and equity	$ 10,661,183	$ 10,644,864	0

Book value per common stock share	$16.44	$15.75	4
Number of common stock shares outstanding	78,719,520	78,652,557	0

CATHAY GENERAL BANCORP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
	(In thousands, except share and per share data)
INTEREST AND DIVIDEND INCOME
Loan receivable, including loan fees	$ 88,761	$ 89,792	$ 179,462	$ 180,350
Investment securities- taxable	17,166	23,116	34,889	44,970
Investment securities- nontaxable	1,039	1,055	2,091	2,111
Federal Home Loan Bank stock	67	49	133	96
Federal funds sold and securities
purchased under agreements to resell	11	7	16	48
Deposits with banks	537	320	1,125	541

Total interest and dividend income	107,581	114,339	217,716	228,116

INTEREST EXPENSE
Time deposits of $100,000 or more	8,642	10,894	18,182	21,619
Other deposits	3,868	5,374	7,784	11,094
Securities sold under agreements to repurchase	14,598	14,892	29,253	31,063
Advances from Federal Home Loan Bank	69	3,642	122	8,491
Long-term debt	1,284	1,216	2,604	2,422
Short-term borrowings	-	6	-	7

Total interest expense	28,461	36,024	57,945	74,696

Net interest income before provision for credit losses	79,120	78,315	159,771	153,420
Provision/(reversal) for credit losses	(5,000)	10,000	(9,000)	16,000

Net interest income after provision for credit losses	84,120	68,315	168,771	137,420

NON-INTEREST INCOME
Securities gains, net	2,374	5,178	4,589	11,410
Letters of credit commissions	1,619	1,395	3,145	2,673
Depository service fees	1,383	1,399	2,772	2,760
Other operating income	4,476	4,481	8,177	8,236

Total non-interest income	9,852	12,453	18,683	25,079

NON-INTEREST EXPENSE
Salaries and employee benefits	20,097	17,659	39,975	35,930
Occupancy expense	3,489	3,457	7,073	6,995
Computer and equipment expense	2,391	2,115	4,854	4,298
Professional services expense	5,209	4,959	9,951	8,688
FDIC and State assessments	1,971	2,905	4,460	7,222
Marketing expense	1,483	817	2,889	1,512
Other real estate owned expense	7,061	2,262	11,754	2,483
Operations of affordable housing investments	1,951	1,977	3,911	3,953
Amortization of core deposit intangibles	1,404	1,460	2,861	2,941
Cost associated with debt redemption	-	5,176	2,750	13,987
Other operating expense	2,286	2,623	4,735	5,184

Total non-interest expense	47,342	45,410	95,213	93,193

Income before income tax expense	46,630	35,358	92,241	69,306
Income tax expense	16,619	10,906	33,166	22,640
Net income	30,011	24,452	59,075	46,666
Less: net income attributable to noncontrolling interest	150	150	301	301
Net income attributable to Cathay General Bancorp	29,861	24,302	58,774	46,365

Dividends on preferred stock	(4,121)	(4,107)	(8,238)	(8,212)
Net income attributable to common stockholders	$ 25,740	$ 20,195	$ 50,536	$ 38,153

Net income attributable to common stockholders per common share:
Basic	$ 0.33	$ 0.26	$ 0.64	$ 0.49
Diluted	$ 0.33	$ 0.26	$ 0.64	$ 0.49

Cash dividends paid per common share	$ 0.01	$ 0.01	$ 0.02	$ 0.02
Basic average common shares outstanding	78,710,279	78,635,324	78,694,462	78,622,464
Diluted average common shares outstanding	78,712,172	78,637,108	78,701,152	78,636,369

CATHAY GENERAL BANCORP AVERAGE BALANCES – SELECTED CONSOLIDATED FINANCIAL INFORMATION (Unaudited)

	For the three months ended,
(In thousands)	June 30, 2012		June 30, 2011		March 31, 2012

Interest-earning assets	Average Balance	Average Yield/Rate (1) (2)	Average Balance	Average Yield/Rate (1) (2)	Average Balance	Average Yield/Rate (1) (2)
Loans (1)	$ 6,938,638	5.15%	$ 6,900,481	5.22%	$ 6,997,586	5.21%
Taxable investment securities	2,353,629	2.93%	2,647,076	3.50%	2,323,166	3.07%
Tax-exempt investment securities (2)	131,085	4.91%	134,865	4.83%	133,094	4.89%
FHLB stock	49,197	0.54%	60,047	0.33%	52,627	0.50%
Federal funds sold and securities purchased under agreements to resell	30,989	0.14%	39,231	0.07%	22,802	0.09%
Deposits with banks	400,372	0.54%	131,968	0.97%	267,157	0.88%

Total interest-earning assets	$ 9,903,910	4.39%	$ 9,913,668	4.65%	$ 9,796,432	4.54%

Interest-bearing liabilities
Interest-bearing demand deposits	$ 493,800	0.15%	$ 416,437	0.20%	$ 465,921	0.15%
Money market deposits	1,019,393	0.57%	986,362	0.81%	976,109	0.57%
Savings deposits	446,147	0.09%	390,387	0.15%	424,198	0.08%
Time deposits	4,312,129	1.01%	4,408,690	1.27%	4,395,102	1.08%
Total interest-bearing deposits	$ 6,271,469	0.80%	$ 6,201,876	1.05%	$ 6,261,330	0.86%
Securities sold under agreements to repurchase	1,400,000	4.19%	1,428,407	4.18%	1,400,000	4.21%
Other borrowed funds	39,368	0.70%	359,031	4.08%	30,117	0.71%
Long-term debt	171,136	3.02%	171,136	2.85%	171,136	3.10%
Total interest-bearing liabilities	7,881,973	1.45%	8,160,450	1.77%	7,862,583	1.51%

Non-interest-bearing demand deposits	1,110,988		979,392		1,071,387

Total deposits and other borrowed funds	$ 8,992,961		$ 9,139,842		$ 8,933,970

Total average assets	$ 10,636,617		$ 10,682,900		$ 10,551,170
Total average equity	$ 1,563,394		$ 1,476,417		$ 1,534,973

	For the six months ended,
(In thousands)	June 30, 2012		June 30, 2011

Interest-earning assets	Average Balance	Average Yield/Rate (1) (2)	Average Balance	Average Yield/Rate (1) (2)
Loans and leases (1)	$ 6,968,112	5.18%	$ 6,898,804	5.27%
Taxable investment securities	2,338,397	3.00%	2,659,382	3.41%
Tax-exempt investment securities (2)	132,090	4.90%	134,195	4.88%
FHLB stock	50,912	0.52%	61,908	0.31%
Federal funds sold and securities purchased under agreements to resell	26,896	0.12%	60,442	0.16%

Deposits with banks	333,765	0.68%	150,129	0.73%

Total interest-earning assets	$ 9,850,172	4.47%	$ 9,964,860	4.64%

Interest-bearing liabilities
Interest-bearing demand deposits	$ 479,861	0.15%	$ 414,723	0.20%
Money market deposits	997,751	0.57%	1,006,455	0.83%
Savings deposits	435,172	0.08%	385,393	0.15%
Time deposits	4,353,615	1.04%	4,338,625	1.30%
Total interest-bearing deposits	$ 6,266,399	0.83%	$ 6,145,196	1.07%
Federal funds purchased	-	-	55	1.27%
Securities sold under agreements to repurchase	1,400,000	4.20%	1,488,171	4.21%
Other borrowed funds	34,743	0.71%	412,045	4.16%
Long-term debt	171,136	3.06%	171,136	2.85%
Total interest-bearing liabilities	7,872,278	1.48%	8,216,603	1.83%

Non-interest-bearing demand deposits	1,091,188		958,636

Total deposits and other borrowed funds	$ 8,963,466		$ 9,175,239

Total average assets	$ 10,593,893		$ 10,705,192
Total average equity	$ 1,549,184		$ 1,463,798

(1) Yields and interest earned include net loan fees. Non-accrual loans are included in the average balance.

(2) The average yield has been adjusted to a fully taxable-equivalent basis for certain securities of states and political subdivisions and other securities held using a statutory Federal income tax rate of 35%.

CONTACT: Heng W. Chen, +1-626-279-3652